Exhibit 10.1

WIND RIVER SYSTEMS, INC.

AMENDMENT TO THE

VICE PRESIDENTS’ SEVERANCE BENEFIT PLAN AND

SUMMARY PLAN DESCRIPTION

This amendment (the “Amendment”) to the Vice Presidents’ Severance Benefit Plan and Summary Plan Description, as amended (including Appendix A and Exhibits A-C) (the “Plan”), shall be effective immediately prior to the Acceptance Date, as such term is defined in the Agreement and Plan of Merger among Intel Corporation, APC II Acquisition Corporation, and Wind River Systems, Inc. (the “Company”).

1. Voluntary Terminations. Section 2(b)(2) of the Plan is hereby amended in its entirety to read as follows:

“(2) The employee voluntarily terminates employment with the Company or an affiliate of the Company for any reason. Voluntary terminations include, but are not limited to, resignation, retirement, failure to return from a leave of absence on the scheduled date, or termination of employment by the employee under circumstances that could constitute “good reason”, “constructive termination” or any term of similar import (as determined under applicable law, guidance or custom).”

2. Clarification to Appendix A. The following shall be added to Appendix A of the Plan:

“No provision of the Vice Presidents’ Severance Benefit Plan and Summary Plan Description, as amended, shall result in the acceleration of vesting, exercisability or settlement of any stock option, restricted stock unit or other equity based award that is not outstanding at the Effective Time (as such term is defined in the Agreement and Plan of Merger among Intel Corporation, APC II Acquisition Corporation, and Wind River Systems, Inc.).”

3. Full Force and Effect. To the extent not expressly amended hereby, the Plan shall remain in full force and effect.

4. Entire Agreement. This Amendment and the Plan constitute the full and entire understanding and agreement with regard to the subjects hereof and thereof.

5. Governing Law. This Amendment shall be governed in all respects by the Employee Retirement Income Security Act of 1974, as amended, and, to the extent not preempted, by the internal laws of the state of California, without regard to principles of conflicts of law.

6. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this amendment on the date indicated below.

Wind River Systems, Inc.

Dated: July 8, 2009	By:	/s/ Ken Klein
	Title:	President and Chief Executive Officer